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EX-23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-48053) of EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Registrants"), the Prospectus Supplement relating to Series 1998-3 of the Registrants (the "Prospectus Supplement") and the Form 8-K of the Registrant dated September 15, 1998, of our report dated January 29, 1998 on the consolidated financial statements of Ambac Assurance Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which report appears in the Form 10-K of Ambac Financial Group, Inc. dated March 31, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

New York, New York
September 15, 1998

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